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                                                                     EXHIBIT 4.3

                                STATE OF DELAWARE
                       CERTIFICATE OF LIMITED PARTNERSHIP

- THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do/does hereby certify as follows:

-     FIRST: The name of the limited partnership is FNB Financial Services, LP.

- SECOND: The address of its registered office in the State of Delaware is 103 Foulk Road, Suite 200, in the City of Wilmington, County of New Castle, State of Delaware, 19803. The name of the Registered Agent at such address is Entity Services Group, LLC #9272016.

-     THIRD: The name and mailing address of the general partner is as follows:

                    Regency Consumer Financial Services Inc.
                            103 Foulk Road, Suite 202
                           Wilmington, Delaware 19803

- IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of FNB Financial Services, LP as of December 3, 2004.

                                        Regency Consumer Financial Services Inc.

                                        /s/ Donald W. Phillips, Jr.
                                        ---------------------------------------
                                        By:  Donald W. Phillips, Jr.
                                        Its: President

                                                GENERAL PARTNER